UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014
U.S. Neurosurgical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2400 Research Blvd, Suite 325
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(301) 208-8998

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(b) Appointment of new independent registered public accounting firm.

On February 7, 2014, the Board of Directors of U.S. Neurosurgical, Inc. (the "Company") approved the appointment of Aronson LLC ("Aronson") as the Company's new independent registered public accounting firm commencing for its fiscal year ended December 31, 2013.

In connection with the Company's appointment of Aronson as the Company's independent registered accounting firm, the Company has not consulted Aronson on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as that term is defined in Item 304(a)(i)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Neurosurgical, Inc.
(Registrant)

Date: February 7, 2014	By :	/s/ Alan Gold
Alan Gold
President & Chairman of
the Board of Directors